Exhibit 10.26

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made and entered into as of the 6th day of August 2025, by and among Functional Brands Inc., a Delaware corporation (the “Company”), Joseph Gunnar & Co, LLC, a Delaware limited liability company (“Joseph Gunnar”), and Odyssey Transfer and Trust Company, a Minnesota corporation (the “Escrow Agent”).

WHEREAS, the Company intends to privately offer (the “Placement”) the sale of Series A convertible preferred shares, par value $0.00001 per share, and Series B convertible preferred shares, par value $0.00001 per share, of the Company, (collectively, the “Securities”);

WHEREAS, it has been determined that the proceeds to be received from the Placement should be placed in escrow and distributed by the Escrow Agent on the terms and conditions set forth herein;

WHEREAS, the Company wishes to appoint the Escrow Agent to act as escrow agent in connection with the Placement;

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent for only the expressed duties, terms and conditions outlined herein; and

Whereas, the foregoing recitals are representations and statements of fact made by the Company and Joseph Gunnar (collectively the “Parties”) and not by the Escrow Agent.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

1.	Appointment of Escrow Agent. The Company appoints the Escrow Agent to act, and the Escrow Agent agrees to act, as escrow agent in accordance with the terms and conditions of this Agreement. Subject to receipt of the monies which are to become the Escrow Funds, the Escrow Agent agrees to hold and deal with the Escrow Funds in accordance with the terms and conditions of this Agreement.

2.	Proceeds to be Escrowed. Following the execution and delivery of this Agreement, all funds received from investors prior to the closing of the Placement in payment for the Securities will be deposited with the Escrow Agent and shall be retained in a non-interest bearing escrow account by the Escrow Agent (the “Escrow Funds”) at Truist Bank (“Approved Bank”). The Escrow Agent agrees to hold, safeguard, and disburse the Escrow Funds pursuant to the terms and conditions hereof, free and clear of all liens, encumbrances, charges, or security interests whatsoever created by the Escrow Agent. In the event any checks or wire transfers are inadvertently sent to the Company or Joseph Gunnar, the Company or Joseph Gunnar shall promptly transmit such funds to the Escrow Agent. Neither the Escrow Agent, nor any officers, directors, employees, agents, representatives, attorneys, successors or assigns of the Escrow Agent, shall have any responsibility or liability for any diminution in value of the Escrow Funds (which may result from deposits made pursuant to this Section 3 or otherwise) or any other assets held hereunder, except in the case of gross negligence or willful misconduct of the Escrow Agent. Furthermore, the Parties acknowledge and agree that the Escrow Agent acts prudently in depositing the Escrow Funds at the Approved Bank and that the Escrow Agent is not required to make any further inquiries in respect of any such bank. Furthermore, the Parties understand and acknowledge that FDIC insurance coverage will not be available for the entire amount of the Escrow Funds deposited in the Escrow Agent’s demand deposits or money market deposit accounts and that such funds not covered by FDIC insurance will not otherwise be collateralized.

3.	Investors.

a.	All proceeds deposited shall remain the property of the respective investors and shall not be subject to any liens or charges by the Company, the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Escrow Agent will not use or disclose the information provided to it by the Company or Joseph Gunnar for any purpose other than to fulfill its obligations as Escrow Agent as set forth in this Agreement. Regardless, the Escrow Agent will treat this information as confidential.

b.	Notwithstanding anything set out in this Agreement, it is understood that the Company will require each Investor to complete its prescribed Anti-Money Laundering (“AML”) procedures as required under the Bank Secrecy Act and the Financial Industry Regulatory Authority (“FINRA”) Rule 3310 before the Escrow Agent will accept a deposit into the escrow account. The Company will not allow an Investor to make a deposit into the Escrow Fund if the Investor has not been approved under the Company’s AML procedures.

4.	Disbursement of Funds. From time to time, upon the Company or Joseph Gunnar’s request, and at the end of the third business day following the Termination Date (as defined in Section 5 hereof), the Escrow Agent shall notify the Company or Joseph Gunnar of the amount of investors’ funds received hereunder. Upon receipt of an irrevocable written direction from the Company and Joseph Gunnar (“Joint Direction”), substantially in the form attached hereto as Schedule ‘II’, the Escrow Agent shall pay out the Escrow Funds when and as jointly directed by the Company and Joseph Gunnar. If the Placement has not closed prior to the Termination Date, the Escrow Agent shall, upon receipt of a Joint Direction, refund to each of the investors to the accounts from which sums have been received, all sums paid by such investor for the Securities. The Escrow Agent is authorized to seek confirmation of the disbursement payment instructions by telephone callback to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for callbacks may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers and the respective legal counsels of the Parties, as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President, or other such officer as the Escrow Agent may select. Such officer or legal counsel to either of the Parties shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer or legal counsel to either of the Parties.

5.	Term of Escrow. The “Termination Date” shall be the earlier of [●] (subject to extension by joint written notice from the Company and Joseph Gunnar); or (ii) the date the Escrow Agent receives joint written notice from the Company and Joseph Gunnar that they are abandoning the sale of the Securities, subject to Section 4. In all events this Agreement shall terminate upon the one-year anniversary from the date hereof.

6.	Duty and Liability of the Escrow Agent. The Escrow Agent shall have only those duties as are specifically provided herein, which shall be deemed purely administerial in nature, and shall under no circumstance be deemed a trustee or fiduciary for any of the Parties to this Agreement nor to the Subscribers. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive escrowed funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of this Agreement in depositing, or causing the deposit of funds from Subscribers to the Escrow Agent in connection with the sale of the Securities. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified by the Company to its satisfaction. The Escrow Agent shall not have a right to indemnity from the Company or Joseph Gunnar for liabilities or obligations due to the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. Notwithstanding any other provision of this Agreement, the Escrow Agent's liability shall be limited in the aggregate to the amount of fees paid by the parties to the Escrow Agent in the twelve (12) months immediately preceding the first receipt by the Escrow Agent of notice of the claim. The Company acknowledges that the Escrow Agent is not a broker-dealer and is relying on the Company to identify the Investors under its prescribed AML procedures.

7.	Reserved.

8.	Reserved.

9.	Reserved.

10.	Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the express mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

Functional Brands Inc.

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

Attn: Eric Gripentrog

Phone: 800-245-8282

Email: eric.gripentrog@functionalbrandsinc.com

If to Joseph Gunnar:

Joseph Gunnar & Co., LLC

1000 RXR Plaza

Uniondale, New York 11556

Attn: Vincent Miscioscia

Phone: 212-440-9613

Email: vmiscioscia@jgunnar.com

If to the Escrow Agent:

Odyssey Transfer and Trust Company

Attn: Client Services

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Phone: 612-482-5100

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

11.	Indemnification of Escrow Agent: The Company and Joseph Gunnar shall jointly and severally indemnify and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage, and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim, or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim, or proceeding is the result of the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Agreement. The Escrow Agent shall not have the right to set off or deduct from the Escrow Funds any unpaid fees, non-reimbursed expenses or unsatisfied indemnification rights, and the Escrow Funds shall not be used by the Escrow Agent to set off any other obligations of any of the parties owing to the Escrow Agent. Upon receipt by the Escrow Agent of actual notice of an action, claim or proceeding against the Escrow Agent with respect to which indemnity may be sought under this Section 11, the Escrow Agent shall promptly notify the Company and Joseph Gunnar in writing; provided that failure by the Escrow Agent to so notify the Company and Joseph Gunnar shall not relieve the Company and Joseph Gunnar from any liability which the Company and Joseph Gunnar may have on account of this indemnity or otherwise to the Escrow Agent, except to the extent the Company or Joseph Gunnar shall have been prejudiced by such failure. The Company and Joseph Gunnar shall not be liable for any settlement of any action, claim or proceeding effected without their written consent (which shall not be unreasonably withheld).

12.	Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of, and be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

13.	Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Minnesota.

14.	Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

15.	Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

16.	Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

17.	Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

19.	Time of Essence. Time is of the essence of this Agreement.

20.	Resignation; Removal. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company and Joseph Gunnar. The Escrow Agent may be removed upon thirty (30) days’ advance written notice from the Company or Joseph Gunnar to the Escrow Agent. Upon either such notice, a successor escrow agent shall be appointed by the Company or Joseph Gunnar and the Company or Joseph Gunnar shall provide written notice of such appointment to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If a successor escrow agent is not appointed within the 30-day period following such notice, such removal shall be null and void and the Escrow Agent shall continue to be bound by all the provisions hereof; provided, however, that the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. Upon delivery of the Escrow Funds to a successor escrow agent in accordance with this Section, the Escrow Agent shall thereafter be discharged from any further obligations hereunder and the successor escrow agent shall become the Escrow Agent hereunder and all power, authority, duties and obligations of the Escrow Agent shall apply to any successor escrow agent.

21.	Force Majeure. No party shall be liable or responsible to the other parties, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation: (i) acts of God; (ii) flood, earthquake, tsunami, fire or explosion, epidemics and pandemics; (iii) war, invasion, riot or other civil unrest; (iv) government order or law; (v) actions, embargoes or blockades in effect on or after the date of this Agreement; (vi) action by any governmental authority; (vii) national or regional emergency; and (viii) strikes, labor stoppages or slowdowns or other industrial disturbances (each a “Force Majeure Event”). The party suffering a Force Majeure Event shall give notice to the other parties, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure that the effects of such Force Majeure Event are minimized.

22.	Right Not to Act. The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties hereby provided that: (i) the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.

FUNCTIONAL BRANDS INC.

By:
Name:	Tariq Rahim
Title:	Chief Financial Officer

JOSEPH GUNNAR & CO., LLC

By:
Name:	Stephan Stein
Title:	President and Chief Operating Officer

ODYSSEY TRANSFER AND TRUST COMPANY

By:
Name:	Becky Paulson
Title:	President

SCHEDULE 1

CERTIFICATE OF INCUMBENCY FOR AUTHORIZED REPRESENTATIVES

The Company certifies that each of the names, titles, information, and signatures set forth as Authorized Representatives in this Schedule 1 are authorized to execute documents and direct Odyssey Transfer and Trust Company as to all matters, including funds transfer instructions, address changes, and contact information, on behalf of the Company.

Part I – Direction for Funds Transfer

The following persons set forth in Part I are designated to provide direction, including but not limited to the transfer of funds, and to otherwise act on behalf of the Company.

Name (print): Tariq Rahim	Specimen Signature:
Title: Chief Financial Officer, Functional Brands Inc.	E-mail(s) (required): tariq.rahim@functionalbrandsinc.com
Telephone Number(s) (required): (905) 541-8197

Name (print): Stephan Stein	Specimen Signature:
Title: President and Chief Operating Officer, Joseph Gunnar & Co., LLC	E-mail(s) (required): SStein@jgunnar.com
Telephone Number(s) (required): (212) 440-9650

Part II – Confirmation of Funds Transfers

The following persons set forth in Part II are designated to confirm funds transfer instructions.

Name: Tariq Rahim	Telephone Number(s) (required): (905) 541-8197
Title: Chief Financial Officer	E-mail(s) (required): tariq.rahim@functionalbrandsinc.com

Name: Stephan Stein	Telephone Number(s) (required): (212) 440-9650
Title: President and Chief Operating Officer, Joseph Gunnar & Co., LLC	E-mail(s) (required): SStein@jgunnar.com

Schedule 1, continued

CERTIFICATE OF INCUMBENCY FOR AUTHORIZED REPRESENTATIVES

The below undersigned individual hereby certifies: (i) to possess familiarity with documents and records that govern the above-referenced account and the operation and management of the Company, (ii) to have the power and authority on behalf of the Company to execute this Certificate of Incumbency, and (iii) that the afore-referenced individuals (along with the undersigned, as noted) are duly authorized to instruct Odyssey Transfer and Trust Company on behalf of the Company.

Odyssey Transfer and Trust Company shall be entitled to rely upon any instructions from the individuals listed herein until notified in writing otherwise, or until termination of the above-referenced account. The Company’s failure to submit an updated Certificate of Incumbency shall deem the Certificate of Incumbency (or similar signatory and/or Notices disclosure) on file as its Evergreen Certificate of Incumbency. The Company shall promptly advise Odyssey Transfer and Trust Company of any changes affecting this Certificate of Incumbency.

Functional Brands Inc.

By:
	Name:	Tariq Rahim
	Title:	Chief Financial Officer
	Date:	August 6, 2025

Schedule ‘II’

Form of Joint Direction

Release to Company

TO:	Odyssey Transfer and Trust Company (the “Escrow Agent”) Attention: Client Services

RE:	Escrow Agreement dated August 6, 2025 (the “Escrow Agreement”) between Functional Brands Inc. (the “Company”), Joseph Gunnar & Co., LLC (“Joseph Gunnar”) and the Escrow Agent

DATE:	[●]

Capitalized terms in this letter that are not otherwise defined herein shall have the same meaning given to them in the Escrow Agreement.

This direction is provided pursuant to Section 4 of the Escrow Agreement.

The Company and Joseph Gunnar hereby jointly and irrevocably confirms that the release conditions of the Agreement is satisfied and hereby irrevocably instructs the Escrow Agent to release an aggregate of $8,000,000 from the Escrow Funds by wire transfer to the Company, in accordance with the instructions set forth below:

Bank Name:
Bank Address
Bank Number:
Bank Transit Number:
Account Name:
IBAN:
Account Number:
Beneficiary Address

This direction may be executed by the undersigned in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument. A signed copy of this direction delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this direction.

[SIGNATURE PAGE FOLLOWS.]

SIGNED as of the date first written above:

FUNCTIONAL BRANDS INC.

Per:
Name:
Title:

JOSEPH GUNNAR & CO., LLC

Per:
Name:
Title:

Form of Joint Direction

Release to Subscribers

TO:	Odyssey Transfer and Trust Company (the “Escrow Agent”) Attention: Client Services

RE:	Escrow Agreement dated August 6, 2025 (the “Escrow Agreement”) between Functional Brands Inc. (the “Company”), Joseph Gunnar and the Escrow Agent

Capitalized terms in this letter that are not otherwise defined herein shall have the same meaning given to them in the Escrow Agreement.

This direction is provided pursuant to Section 4 of the Escrow Agreement.

The Company and Joseph Gunnar hereby jointly and irrevocably directs the Escrow Agent to return the Escrow Funds to the Subscribers in an amount equal to such Subscriber’s aggregate purchase price for the Securities, by way of cheque delivered to the address provided to the Escrow Agent by the Subscriber, and this shall be your good and sufficient authority for doing so.

This direction may be executed by the undersigned in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument. A signed copy of this direction delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this direction.

[SIGNATURE PAGE FOLLOWS.]

SIGNED as of the date first written above:

FUNCTIONAL BRANDS INC.

Per:
Name:
Title:

JOSEPH GUNNAR & CO., LLC

Per:
Name:
Title: